Exhibit 21.1
THE MADISON SQUARE GARDEN COMPANY SUBSIDIARIES

SUBSIDIARY	JURISDICTION OF ORGANIZATION OR REGISTRATION	PERCENT OWNED

Aviator Sports and Recreation LLC	New York	4.82%
Continental Road LLC	Delaware	100%
Eden Insurance Company, Inc.	New York	100%
FUSE Holdings LLC	Delaware	100%
FUSE Networks LLC	New York	100%
FUSE Programming Inc.	Delaware	100%
Garden Programming, L.L.C.	Delaware	100%
LNE Holdings, LLC	Delaware	100%
MSG Action, LLC	Delaware	100%
MSG Aircraft Leasing, LLC	Delaware	100%
MSG Aviator, LLC	Delaware	100%
MSG Boston Theatrical, L.L.C.	Delaware	100%
MSG Chicago, LLC	Delaware	100%
MSG Eden Corporation	Delaware	100%
MSG Eden Realty, LLC	Delaware	100%
MSG Flight Operations, LLC	Delaware	100%
MSG Forum, LLC	Delaware	100%
MSG Holdings Music, LLC	Delaware	100%
MSG Holdings, L.P.	Delaware	100%
MSG Interactive, LLC	Delaware	100%
MSG National Properties LLC	Delaware	100%
MSG Publishing, LLC	Delaware	100%
MSG-StarGames Tennis, L.P.	Delaware	100%
MSG Songs, LLC	Delaware	100%
MSG StarGames Tennis, ULC	British Columbia	100%
MSG Tennis, LLC	Delaware	100%
MSG Training Center, LLC	Delaware	100%
MSG Vaudeville, LLC	Delaware	100%
MSG Winter Productions, LLC	Delaware	100%
Madison Square Garden CT, LLC	Delaware	100%
New York Rangers Enterprises Company	Nova Scotia	100%
Radio City Productions LLC	Delaware	100%
Radio City Trademarks, LLC	Delaware	100%
Rainbow Garden Corp.	Delaware	100%
Regional MSG Holdings LLC	Delaware	100%
SportsChannel Associates	New York	100%
The 31st Street Company, L.L.C.	Delaware	100%
The Grand Tour, LLC	New York	100%